EXHIBIT 10.15
TIME SHARING AGREEMENT
     This Time Sharing Agreement is effective as of April 21, 2005 by and between Cozzens and Cudahy Air Inc., with an address of 9100 N Swan Rd., Milwaukee Wisconsin 53224 (“Lessor”) and Tomotherapy Inc. with an address of 1240 Deming Way, Madison, Wisconsin 53717 (“Lessee”).
     WHEREAS, Lessor is the owner of that certain Raytheon Hawker Aircraft HS125-800-XP bearing the United States Registration Number N317CC and Manufacturer’s Serial Number 258532 (“Aircraft”);
     WHEREAS, Lessor employs a fully qualified flight crew to operate the Aircraft; and
     WHEREAS, Lessor and Lessee desire to lease said Aircraft with flight crew on a non-exclusive time sharing basis as defined in Section 91.501 (c) (1) of the Federal Aviation Regulations (“FAR”).
     The parties agree as follows:
     1. Lessor agrees to lease the Aircraft to Lessee pursuant to the provisions of FAR 91.501 (c) (1) and to provide a fully qualified flight crew for all operations. This Agreement shall commence on the date that it is signed and continue for one year after said date. Thereafter, this Agreement shall be automatically renewed on a month to month basis, unless sooner terminated by either party as hereinafter provided. Either party may at any time terminate this Agreement upon thirty (30) days written notice to the other party.
     2. Lessee shall pay Lessor for each flight conducted under this Agreement an amount up to the actual expenses of each specific flight as authorized by FAR Part 91.501 (d). These expenses include:
     (a) Fuel, oil, lubricants, and other additives;

     (b) Travel expenses of the crew, including food, lodging and ground transportation;
     (c) Hangar and tie down costs away from the Aircraft’s base of operation;
     (d) Insurance obtained for the specific flight;
     (e) Landing fees, airport taxes and similar assessments;
     (f) Customs, foreign permit, and similar fees directly related to the flight;
     (g) In-flight food and beverages;
     (h) Passenger ground transportation;
     (i) Flight planning and weather contract services; and
     (j) An additional charge equal to 100% of the expenses listed in subparagraph (a) of this paragraph.
     3. Lessor will pay all expenses related to the operation of the Aircraft when incurred, and will provide an invoice to Lessee for the expenses listed in paragraph 2. Lessee shall pay Lessor within fifteen (15) days after receipt of each invoice.
     4. Lessee will provide Lessor with requests for flight time and proposed flight schedules as far in advance of any given flight as possible, and in any case, at least twenty-four (24) hours in advance of Lessee’s planned departure. Requests for flight time shall be in a form, whether written or oral, mutually convenient to, and agreed upon by the parties.
     5. Lessor shall have final authority over the scheduling of the Aircraft, provided however, that Lessor will use its best efforts to accommodate Lessee’s needs and to avoid conflicts in scheduling.

     6. Lessor shall be solely responsible for securing maintenance, preventive maintenance and required or otherwise necessary inspections on the Aircraft, and shall take such requirements into account in scheduling the Aircraft. No period of maintenance, preventative maintenance or inspection shall be delayed or postponed for the purpose of scheduling the Aircraft, unless said maintenance or inspection can be safely conducted at a later time in compliance with all applicable laws and regulations, and within the sound discretion of the pilot in command. The pilot in command shall have final and complete authority to cancel any flight for any reason or condition which in his judgment would compromise the safety of the flight.
     7. Lessor shall employ, pay for and provide to Lessee a qualified flight crew for each flight undertaken under this Agreement.
     8. In accordance with applicable FARs, the qualified flight crew provided by Lessor will exercise all of its duties and responsibilities in regard to the safety of each flight conducted hereunder. Lessee specifically agrees that the flight crew, in its sole discretion, may terminate any flight, refuse to commence any flight, or take other action which in the considered judgment of the pilot in command in necessitated by considerations of safety. No such action of the pilot in command shall create or support any liability for loss, injury, damage or delay to Lessee or any other person. The parties further agree that Lessor shall not be liable for delay or failure to furnish the Aircraft and crew pursuant to this Agreement when such failure is caused by government regulation or authority, mechanical difficulty, war, civil commotion, strikes or labor disputes, weather conditions, or acts of God.
     9. At all times during the term of this Agreement, Lessor shall cause to be carried and maintained, at Lessor’s cost and expense, physical damage insurance with respect to the

Aircraft and third party aircraft liability insurance, and passenger legal liability insurance. Lessor shall also bear the cost of paying any deductible amount on any policy of insurance in the event of a claim or loss. Lessor shall submit this Agreement for approval to the insurance carrier for each policy of insurance on the Aircraft.
     10. Lessee warrants that:
     (a) It will use the Aircraft for and on account of its own business and will not use the Aircraft for the purpose of providing transportation of passengers or cargo in air commerce for compensation or hire; and
     (b) It will refrain from incurring any mechanics or other lien and shall not attempt to convey, mortgage, assign or lease the Aircraft or create any kind of lien or security interest involving the Aircraft or do anything or take any action that might mature into such a lien.
     11. For purposes of this Agreement, the permanent base of operation of the Aircraft shall be Signature Flight Support at KMKE, Milwaukee, Wisconsin.
     12. Neither this Agreement nor any party’s interest herein shall be assignable. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their representatives and successors. This Agreement constitutes the entire understanding between the parties, and any change or modification must be in writing and signed by both parties.
     13. All communications and notices provided for herein shall be in writing and shall become effective when delivered by Federal Express or other overnight courier or four (4) days following deposit in the United States mail, with correct postage for first-class mail prepaid, addressed to Lessor or Lessee at their respective addresses set forth above, or else as otherwise directed by the other party from time to time in writing.
     14. This Lease is entered into under, and is to be construed in accordance with, the laws of the State of Wisconsin.
BALANCE OF THIS PAGE INTENTIONALLY BLANK

     15. TRUTH IN LEASING STATEMENT
     THE AIRCRAFT, A RAYTHEON HAWKER, HS125-800-XP MANUFACTURER’S SERIAL NO. 258532, CURRENTLY REGISTERED WITH THE FEDERAL AVIATION ADMINISTRATION AS N317CC, HAS BEEN MAINTAINED AND INSPECTED UNDER FAR PART 91 DURING THE 12 MONTH PERIOD PRECEDING THE DATE OF THIS LEASE.
     THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED UNDER FAR PART 91 FOR OPERATIONS TO BE CONDUCTED UNDER THIS LEASE. DURING THE DURATION OF THIS LEASE, COZZENS AND CUDAHY AIR INC. WITH AN ADDRESS OF 9100 N SWAN RD., MILWAUKEE, WISCONSIN 53224 IS CONSIDERED RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT UNDER THIS LEASE.
     AN EXPLANATION OF FACTORS BEARING ON OPERATIONAL CONTROL AND PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE.
     THE “INSTRUCTIONS FOR COMPLIANCE WITH TRUTH IN LEASING REQUIREMENTS” ATTACHED HERETO ARE INCORPORATED HEREIN BY REFERENCE.
     I, THE UNDERSIGNED Michael J. Cudahy, AS PRESIDENT OF COZZENS AND CUDAHY AIR INC. WITH AN ADDRESS OF 9100 N SWAN RD., MILWAUKEE, WISCONSIN 53224 CERTIFY THAT IT IS RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT AND THAT IT UNDERSTANDS ITS RESPONSIBILITIES FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.
     IN WITNESS WHEREOF, the parties have executed this Agreement to be effective the day and year first above written.

COZZENS AND CUDAHY AIR INC.

By:	/s/ Michael J. Cudahy

Name:	Michael J. Cudahy

Title:	President

TOMOTHERAPY INC.

By:	/s/ Steven C. Hathaway

Name:	Steven C. Hathaway

Title:	CFO

INSTRUCTIONS FOR COMPLIANCE WITH “TRUTH IN LEASING”
REQUIREMENTS
1.	Mail a copy of the lease to the following address via certified mail, return receipt requested, immediately upon execution of the lease (14 C.F.R. 91.23 requires that the copy be sent within twenty-four hours after it is signed):
Federal Aviation Administration
Aircraft Registration Branch
ATTN: Technical Section
P.O. Box 25724
Oklahoma City, Oklahoma 73125
2.	Telephone the nearest Flight Standards District Office at least forty-eight hours prior to the first flight under this lease.
3.	Carry a copy of the lease in the aircraft at all times.